                                                                 EXHIBIT 10.3(2)


                              AMENDED AND RESTATED

                             STOCKHOLDER AGREEMENT

                                  BY AND AMONG

                         GGS MANAGEMENT HOLDINGS, INC.,

                         GS CAPITAL PARTNERS II, L.P.,

                        SYMONS INTERNATIONAL GROUP, INC.

                                      AND

                               GORAN CAPITAL INC.


                                  DATED AS OF

                               SEPTEMBER 24, 1996




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                               TABLE OF CONTENTS

SECTION 1.    Certain Definitions .........................................  1
     "Acceleration Event" .................................................  1
     "Affiliate" ..........................................................  2
     "Beneficially Own" or "Beneficial Ownership" .........................  2
     "Company Sale" .......................................................  2
     "Credit Agreement" ...................................................  2
     "Equity Securities" ..................................................  2
     "Goran Stock" ........................................................  2
     "Group" ..............................................................  2
     "Initial Public Offering" ............................................  2
     "Other Stockholders," ................................................  3
     "Person" .............................................................  3
     "Proportionate Percentage" ...........................................  3
     "Public Sale" ........................................................  3
     "Registration Rights Agreement" ......................................  3
     "Sell" ...............................................................  3
     "Selling Stockholder" ................................................  4
     "Stockholders" .......................................................  4
     "Subsidiary" .........................................................  4
     "Termination Date" ...................................................  4
SECTION 2.    Corporate Governance. .......................................  4
     2.1.  Board of Directors. ............................................  4
     2.2.  Management. ....................................................  6
     2.3.  Actions Requiring Special Approval .............................  7
SECTION 3.    Limitations on Sales of Stock by Stockholders. ..............  9
     3.1.  Transfer Restriction ...........................................  9
     3.2.  Rights of First Offer ..........................................  10
     3.3.  Tag-Along Rights ...............................................  11
     3.4.  Procedures......................................................  13
     3.5.  Transferees ....................................................  13
SECTION 4.    Company Sale ................................................  14
SECTION 5.    Representations and Warranties ..............................  14



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
SECTION 6.    Miscellaneous................................................  15
     6.1.  No Inconsistent Agreements; Further Assurances .................  15
     6.2.  Legends ........................................................  15
     6.3.  Termination ....................................................  16
     6.4.  Severability ...................................................  16
     6.5.  Governing Law ..................................................  17
     6.6.  Successors and Assigns .........................................  17
     6.7.  Notices ........................................................  17
     6.8.  Amendments .....................................................  18
     6.9.  Headings .......................................................  19
     6.10. Remedies .......................................................  19
     6.11. No Third Party Beneficiaries ...................................  19
     6.12. Guarantee ......................................................  19
     6.13. Entire Agreement ...............................................  19
     6.14. Newsub .........................................................  19
     6.15. Counterparts ...................................................  19



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




                              AMENDED AND RESTATED

                             STOCKHOLDER  AGREEMENT

     AMENDED AND RESTATED STOCKHOLDER AGREEMENT, dated as of September 24, 1996, by and between GGS MANAGEMENT HOLDINGS, INC., a Delaware corporation (the "Company"), GS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP"), SYMONS INTERNATIONAL GROUP, INC., an Indiana corporation ("SIG"), and GORAN CAPITAL INC., a Canadian corporation ("Goran"), and the other parties that may be listed on Schedule A hereto.

                             W I T N E S S E T H :

     WHEREAS, the Company, GSCP, Goran and SIG are parties to that certain Stock Purchase Agreement, dated as of January 31, 1996 (the "Stock Purchase Agreement"), as amended, pursuant to which GSCP purchased from the Company shares of Common Stock, par value $.01 per share, of the Company ("Stock");

     WHEREAS, on April 30, 1996, the Company, GSCP, Goran and SIG entered into a Stockholder Agreement (the "Original Agreement") establishing certain rights and obligations with respect to the management of the Company and the ownership of shares of Stock; and

     WHEREAS, the Company, GSCP, Goran and SIG now desire to amend and restate the Original Agreement to reflect certain agreements they have reached with respect to the management of the Company.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

     SECTION 1. Certain Definitions. As used herein, the following terms shall have the following meanings (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Stock Purchase Agreement):

            "Acceleration Event" shall mean either (i) the third separate occasion on which GSCP in good faith proposes to the Board an equity financing or acquisition transaction which the Board does not approve, or (ii) any time at which Alan G. Symons, family members of Alan G. Symons (including, without limitation, G. Gordon Symons), and entities controlled by Alan G. Symons and such family members no longer have voting control of either SIG or Goran (it being understood that Alan G. Symons and such family members (x) shall be deemed to have voting control of Goran only for so long as either (a) in the aggregate they hold directly or indirectly in excess of 40% of the Goran Stock or (b)(i) in the aggregate they hold directly or indirectly in excess of 25% of the Goran Stock and (ii) no other holder or "group" (as such term is defined in the Securities Exchange Act of 1934, as amended) of holders holds in excess of 10% of the Goran Stock, and (y) shall be deemed to have voting control of SIG only for so long as (a) Goran holds directly in excess of 50% of the SIG Stock and (b) Alan G. Symons and family members of Alan
            G. Symons have voting control of Goran).

            "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

            "Beneficially Own" or "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            "Company Sale" shall mean a merger or consolidation of the Company and any other Person, a sale or transfer of all or substantially all of the assets or capital stock of the Company to another Person, or any other similar business combination transaction or series of transactions.

            "Credit Agreement" shall mean the Credit Agreement, dated April 30, 1996, between GGS Management, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("GGS Sub"), the banks party hereto and The Chase Manhattan Bank (National Association), as administrative agent.

            "Equity Securities" shall mean (i) Stock and (ii) all securities convertible into, or exchangeable or exercisable for, shares of Stock.

            "Goran Stock" shall mean the outstanding capital stock at any time of Goran the holders of which are entitled to vote generally in the election of directors of Goran.

            "Group" shall mean two or more Persons who agree to act together for the purpose of acquiring, holding, voting or disposing of Stock.


            "Initial Public Offering" shall mean an underwritten public offering of Stock which (i) is effected pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), (ii) involves Equities Securities representing, on a fully-diluted basis, at least 20% of all issued and outstanding Stock of the Company, and (iii) generates net proceeds to the sellers in such underwritten public offering of at least $25,000,000.




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


            "Other Stockholders," with respect to any Selling Stockholder, shall mean the Stockholders other than the Selling Stockholder (provided, however, that GSCP and its Affiliates shall be considered collectively as one Other Stockholder for all purposes under Section 5 hereof).

            "Person" shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof, and any Group.

            "Proportionate Percentage" shall mean, as to each Stockholder, the quotient obtained (expressed as a percentage) by dividing (A) the number of shares of Stock owned by such Stockholder on the first day of the Acceptance Period (as defined in Section 3.2(a)) or the Tag-Along Offer Period (as defined in Section 3.3(a)), as the case may be, by (B) the aggregate number of shares of Stock owned on the first day of the Acceptance Period or the Tag-Along Offer Period, as the case may be, by all Stockholders who deliver Acceptance Notices to purchase Subject Stock (as defined in Section 3.2(a)) or who elect to Sell Stock to a Tag-Along Offeror (as defined in Section 3.3(a)).

            "Public Sale" shall mean a Sale pursuant to a bona fide underwritten public offering pursuant to an effective registration statement filed under the Securities Act or a Sale pursuant to Rule 144 under the Securities Act.

            "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated April 30, 1996, between the Company, GSCP, SIG and Goran.



            "Sell", as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, such Stock, either voluntarily or involuntarily; and the terms Sale and Sold shall have meanings correlative to the foregoing.

            "Selling Stockholder" shall mean any Stockholder who proposes to Sell shares of Stock pursuant to Section 3.2 or 3.3 hereof.

            "SIG Stock" shall mean the outstanding capital stock at any time of SIG the holders of which are entitled to vote generally in the election of directors of SIG.



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

            "Stockholders" shall mean the parties to this Agreement (other than the Company) and any other person who executes and agrees to be bound by the terms of this Agreement.

            "Subsidiary" shall mean, with respect to any Person, (i) any corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or (ii) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

            "Termination Date" shall mean the earliest of (i) the date of consummation of an Initial Public Offering, (ii) the date of consummation of a Company Sale and (iii) the tenth anniversary of the date hereof.

            SECTION 2.   Corporate Governance.

            2.1.  Board of Directors.


                  (a) Members. The Board of Directors of the Company (the "Board") shall consist of five members, of whom two shall be designated by GSCP (such persons being so designated, and their successors, being referred to herein as the "GSCP Designees") and three shall be designated by SIG (such persons being so designated, and their successors, being referred to herein as the "SIG Designees"). Notwithstanding the foregoing, in the event that (x) at any time SIG and its Affiliates shall own less than 25% of the then issued and outstanding shares of Stock by reason of the issuance by the Company of shares of Stock to GSCP or its Affiliates in satisfaction of the indemnification obligations of Goran and SIG pursuant to the Stock Purchase Agreement (the date on which such condition occurs being referred to as the "Indemnity Date"), or
(y) at any time (i) SIG, Goran or the Company shall be in violation of any term or provision of this Agreement, or (ii) the Company or GGS-Sub shall remain in violation of any covenant contained in the Credit Agreement or in any agreement ancillary thereto (whether or not such violation is waived) after the expiration of any applicable cure period or there shall occur an event of default under the Credit Agreement (whether or not such event of default is waived), the size of the Board shall be forthwith reduced (such reduction, a "Board Reduction") to four members. In the event of a Board Reduction, so long as the Indemnity Date has not occurred, SIG shall be entitled to designate only two directors (and there shall be only two SIG Designees) and GSCP shall be entitled to designate two directors (and there shall be two GSCP Designees), and after the occurrence of the Indemnity Date, SIG shall be entitled to designate only one director (and there shall be only one SIG Designee), and GSCP shall




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

be entitled to designate three directors (and there shall be three GSCP Designees). At each meeting of the stockholders of the Company held for the purpose of electing directors, GSCP and SIG, respectively, shall cause the GSCP Designees and the SIG Designees to be elected as directors.

                  (b) Vacancies. Each of the GSCP Designees and SIG Designees shall hold office until his death, resignation or removal or until his successor shall have been duly elected and qualified. If any GSCP Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person designated by GSCP. If any SIG Designee shall cease to serve as a director of the Company for any reason (other than pursuant to Section 2.1(a)), the vacancy resulting thereby shall be filled by another person designated by SIG. In the event that at any time there exists vacancies on the Board such that there is either no GSCP Designee or no SIG Designee, no action may be taken by the Board until such vacancy is filled.

                  (c) Removal. No GSCP Designee may be removed from office except by GSCP and no SIG Designee may be removed from office except by SIG (except pursuant to Section 2.1(a)). GSCP shall have the right to remove any GSCP Designee, and SIG shall have the right to remove any SIG Designee, with or without cause, at any time.

                  (d) Quorum Requirements. The quorum (the "Required Quorum") which shall be required for action to be taken by the Board (other than an adjournment of any meeting of the Board) shall be, prior to a Board Reduction, a majority of the members of the Board, including at least one GSCP Designee. After a Board Reduction, prior to the Indemnity Date, the Required Quorum shall be one GSCPDesignee and one SIG Designee. After the Indemnity Date, the Required Quorum shall be any two directors. Directors participating by telephone conference in any meeting of the Board shall be considered in determining whether a quorum of directors is present.

                  (e) Voting Requirements. Prior to a Board Reduction, action may be taken by the Board only with the approval of a majority of the members of the Board. After a Board Reduction, prior to the Indemnity Date, action may be taken by the Board with the approval of at least one GSCP Designee and one
SIG Designee, After the Indemnity Date, action may be taken by the Board with the approval of a majority of the entire Board.

                  (f) Committees. The Company shall cause a GSCP Designee designated by GSCP to be appointed to each of the committees of the Board as may be requested at any time or from time to time by GSCP.


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

                  (g) Chairman of the Board. GSCP shall have the right to designate the Chairman of the Board.

                  (h) Directors' Indemnification. The Company's Certificate of Incorporation and By-Laws shall, to the fullest extent permitted by law, provide for indemnification of, and advancement of expenses to, and limitation of the personal liability of, the directors of the Company or such other person or persons, if any, who, pursuant to a provision of such Certificate of Incorporation, exercise or perform any of the powers or duties otherwise conferred or imposed upon such directors, which provisions shall not be amended, repealed or otherwise modified in any manner adverse to the directors until at least six years following the Termination Date.

                  (i) Expenses. The Company shall, promptly after receipt of satisfactory evidence therefor, reimburse each member of the Board for his reasonable travel and other out-of-pocket expenses incurred to attend meetings of the Board or of any committees thereof.

                  (j) Access to Information. The Company shall cause its management at all times to provide to the GSCP Designees all information made available to the SIG Designees.

            2.2.  Management.

                  (a) Chief Executive Officer. Subject to the provisions of this Agreement and the Employment Agreement, dated the date hereof, between the Company and Alan G. Symons, Alan G. Symons shall be the Chief Executive
Officer of the Company.


                  (b) Appointment of Management. All management members of the Company (other than the Chief Executive Officer) shall be designated by, their compensation shall be determined by, and they may be removed, promoted or demoted by, the Chief Executive Officer of the Company; provided, however, that (i) the designation of, setting of compensation for, or removal, promotion or demotion of, any person who will earn compensation from the Company and its Subsidiaries of $100,000 or more per annum shall be subject to the prior approval of the Board and (ii) the GSCP Designees shall have the right at any time to designate a Chief Operating Officer of the Company, to remove any person so designated, with or without cause, at any time, and to designate successors thereto. The Chief Operating Officer of the Company shall be required to report directly to the Board.

            2.3. Actions Requiring Special Approval. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without first obtaining approval of such action by the Board and at least one

GSCP Designee (except to the extent otherwise specifically provided for in this Agreement, the Stock Purchase Agreement or the Registration Rights Agreement):

                  (a) (x) consolidate or merge with or into any other Person, or enter into any other similar business combination transaction, (y) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity or all or a substantial portion of the business or assets of another Person or enter or commit to enter into any joint ventures or partnerships or establish any non-wholly-owned subsidiaries, in each case, where the consideration paid by, or the contribution or investment of, the Company and all of its Subsidiaries taken together (including assumed liabilities) is in excess of $1,000,000 in the aggregate in cash or assets, or (z) voluntarily liquidate, dissolve or windup;

                 (b) offer any type of insurance other than non-standard automobile insurance (other than insurance policies issued by the Company or any of its Subsidiaries on behalf of IGF Insurance Company or SIG - Florida in compliance with Section 5.7 of the Stock Purchase Agreement) or expand into new lines of business;

                 (c) sell, lease, transfer or otherwise dispose of any asset or group of assets, for aggregate consideration (as to the Company and all of its Subsidiaries taken together), in excess of $1,000,000 (excluding asset sales effected in the ordinary course of business pursuant to and in accordance with the Company's or any of its Subsidiary's investment policies);

                 (d) enter into any transaction with a director or officer of Goran (or any relative or Affiliate of any such Person) or with any Affiliate of Goran (provided, however, that the Company and any of its Subsidiaries may enter into reinsurance arrangements with Granite Reinsurance Company Ltd. ("GraniteRe") so long as (i) each such arrangement is on arm's length market terms and (ii) with respect to each such arrangement, GraniteRe posts cash collateral in an amount equal to the total liabilities assumed by GraniteRe pursuant thereto, pursuant to written collateral arrangements in form and substance satisfactory to the Board);

                 (e) enter into one or more agreements to reinsure a substantial portion of the Company's or any of its Subsidiary's liabilities;

                 (f) adopt or change the reserve policy or the investment policy of the Company or any of its Subsidiaries;

                 (g) create, incur, assume or suffer to exist any indebtedness of the Company or any of its Subsidiaries for borrowed money (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money) in an aggregate amount (as to the

Company and all of its Subsidiaries taken together) in excess of $1,000,000 excluding such indebtedness that exists as of the date hereof;

                 (h) mortgage, encumber, create, incur or suffer to exist, liens on its assets, in an aggregate amount (as to the Company and all of its Subsidiaries taken together) in excess of $1,000,000 (excluding liens on assets that exist as of the date hereof);

                 (i) redeem, repurchase or otherwise acquire any outstanding shares of its capital stock or any other of its outstanding securities or debt for borrowed money (including capital leases) (except for indebtedness to the extent it becomes due in accordance with its terms and except for the repayment of indebtedness in an aggregate amount (as to the Company and all of its Subsidiaries taken together) of up to $1,000,000);

                 (j) make or commit to make (with respect to the Company and all of its Subsidiaries taken together) any one capital expenditure in an amount in excess of $1,000,000, or make or commit to make capital expenditures (with respect to the Company and all of its Subsidiaries taken together) in any year in an aggregate amount in excess of the amount contemplated by the Company's business plan;

                 (k) issue or sell any Equity Securities or any shares of capital stock of any of the Company's Subsidiaries;

                 (l) enter into, adopt or amend any employment contract or benefit plan, policy or arrangement (other than non-material changes to the Company's health, life and non-contributory 401(k) plans);

                 (m) amend its Certificate of Incorporation or By-laws, including, without limitation, any change in the number of directors comprising its Board of Directors;

                 (n) amend, modify or waive any provision of this Agreement, the Stock Purchase Agreement or the agreements ancillary thereto or the Credit Agreement, or become a party to any agreement which by its terms restricts the Company's or any of its Subsidiary's, or any Stockholder's, performance of the terms of any of such agreements;

                 (o) change its independent certified accountants or actuaries;

                 (p) register any securities under the Securities Act or grant any registration rights therefor; or





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

                 (q) agree or otherwise commit to take any of the actions set forth in the foregoing subparagraphs (a) through (p).

        Notwithstanding any other provision of this Agreement or the Stock Purchase Agreement, approval of the Board hereunder will not be required with respect to any obligation of the Company set forth in the Stock Purchase Agreement or any agreement ancillary thereto (the "Ancillary Agreements") and, if such approval by the Board is required by law, the SIG Designees and the GSCP Designees shall cause such approval to be provided, and the Stockholders, the SIG Designees and the GSCP Designees shall cause the Company to take such actions as may be necessary for the Company to meet its obligations under the Stock Purchase Agreement and the Ancillary Agreements.

        Notwithstanding any other provision of this Agreement, the GSCP Designees (in that the consent or vote of the SIG Designees) may cause the Company, or may cause the Company to cause Newsub to cause Pafco General Insurance Company ("Pafco"), to take any action under the Pledge Agreement, dated the date, hereof, by IGF Holdings, Inc. in favor of Pafco.

        [Notwithstanding any other provision of this Agreement, neither Goran, SIG nor the Company shall (and each shall cause its direct and indirect Subsidiaries and its Affiliates not to), without the prior written approval of GSCP, furnish to any employee of the Company or any of its direct or indirect Subsidiaries (whether in his capacity as an employee of the Company or of any of the Company's direct or indirect Subsidiaries or otherwise) (x) any "performance based" compensation the amount of which is determined in any part based on the performance of any entity other than the Company and its direct and indirect Subsidiaries, or (y) any stock options or equity securities of any entity other than the Company.]

        SECTION 3. Limitations on Sales of Stock by Stockholders.

        3.1. Transfer Restriction. Except as set forth on Schedule 3.1, no Stockholder shall Sell any Stock (whether owned on the date hereof or acquired hereafter) for a period of two years from the date hereof (the "Mandatory Holding Period"); provided, however, that (i) the foregoing restriction shall not apply to (x) any Sale of Stock to an Affiliate of such Stockholder, (y) any Sale that is a Public Sale or (z) a Company Sale pursuant to Section 4, and (ii) the foregoing restriction shall not apply to GSCP in the event that an Acceleration Event occurs.

        3.2. Rights of First Offer. In addition to (and not in limitation of) any other restrictions on Sales of Stock contained in this Agreement, and subject to




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




Section 3.2(e), any Sale by a Stockholder shall be solely for cash consideration and shall be consummated only in accordance with the following procedures:

                 (a) The Selling Stockholder shall first deliver to each Other Stockholder a written notice (an "Offer Notice"), which shall (i) state such Selling Stockholder's intention to sell Stock to one or more Persons, the amount of Stock to be sold (the "Subject Stock"), the proposed purchase price therefor and a summary of the other material terms and conditions of the proposed Sale and (ii) offer to each such Other Stockholder the option to acquire all or any portion of such Subject Stock upon the terms and subject to the conditions of the proposed Sale as set forth in the Offer Notice (the "Offer"); provided, however, that the Offer may provide that such Offer will be revoked if less than all of the Subject Stock will be purchased by Other Stockholders pursuant to this Section 3.2 (an Offer with such qualifications being referred to herein as a "Conditional Offer"). Each Other Stockholder shall have the right, for a period of 45 days after receipt of an Offer
Notice (the "Acceptance Period"), by written notice to the Selling
Stockholder (an "Acceptance Notice"), to accept all or any portion of the Subject Stock so offered, at the purchase price and on the terms stated in the Offer Notice. Each Acceptance Notice must specify the number of shares of Subject Stock which the Other Stockholder wishes to purchase pursuant to the Offer (such number of shares being referred to herein as the "Specified Shares" with respect to each Acceptance Notice, and the "Aggregate Specified Shares" with respect to all of the Acceptance Notices taken together).

                 (b) In the event of a Conditional Offer, the Selling Stockholder shall not be obligated to sell any Subject Stock to any Other Stockholders pursuant to this Section 3.2 if the number of Aggregate Specified Shares is less than the number of shares of Subject Stock, and the Selling Stockholder shall be free to Sell the Subject Stock, at any time within 90 days after expiration of the Acceptance Period (the "Sale Period"), at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Offer Notice.

                 (c) In the event of an Offer which is not a Conditional Offer (or in the event of a Conditional Offer where the number of Aggregate Specified Shares equals or exceeds the number of shares of Subject Stock), the Selling Stockholder shall sell to each Other Stockholder who delivered an Acceptance Notice a number of shares of Subject Stock which is equal to such Other Stockholder's number of Specified Shares, and the Selling Stockholder shall be free to sell any remaining unsold shares of Subject Stock, at any time during the Sale Period, at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, set forth in the Offer Notice.

                 (d) In the event that the number of Aggregate Specified Shares exceeds the number of shares of Subject Stock, then the Subject Stock shall be allocated among such Other Stockholders as follows: (i) First, each such Other Stockholder shall be entitled to purchase a number of shares of Subject Stock equal to the lesser of the number of such Other Stockholder's Specified Shares or such Other Stockholder's Proportionate Percentage of Subject Stock;
(ii) Second, if any Subject Stock remains unallocated ("Remaining Shares"), each Other Stockholder whose number of Specified Shares exceeded the number of shares of Subject Stock allocated to it pursuant to (i) above (the amount of such excess being referred to herein as the "Excess Amount") (each, an "Oversubscribed Stockholder") shall be entitled to purchase a number of Remaining Shares equal to the lesser of the Excess Amount and such Oversubscribed Stockholder's Proportionate Percentage (treating only Oversubscribed Stockholders as Other Stockholders for these purposes) of the Remaining Shares; and (iii) Third, the process set forth in (ii) above shall be repeated with respect to any Subject Stock not allocated for purchase, until all shares of Subject Stock are allocated for purchase.

                 (e) The requirements of this Section 3.2 shall not apply to (i) any Sale of Stock by a Stockholder to an Affiliate of such Stockholder, (ii) any Sale of Stock which is a Public Sale or (iii) a Company Sale pursuant to Section 4.

        3.3. Tag-Along Rights. In addition to (and not in limitation of) any other restrictions on Sales of Stock contained in this Agreement, and subject to
Section 3.3(d), no Stockholder may, in any transaction or series of transactions, Sell Stock representing more than 20% of the then issued and outstanding Stock to another Person, except in accordance with the following procedures:

                 (a) The Selling Stockholder shall first deliver to each Other Stockholder a written notice (a "Tag-Along Notice"), which shall (i) specifically identify the proposed transferee of the Stock (the "Tag-Along Offeror"), the amount of Stock proposed to be Sold (the "Tag-Along Subject Stock"), the purchase price therefor and a summary of the other material terms and conditions of the proposed Sale, and (ii) contain an offer (the "Tag-Along Offer") from the Tag-Along Offeror to each such Other Stockholder to purchase from the Stockholders (including the Selling Stockholder and the Other Stockholders), in the aggregate, up to the number of shares of Tag-Along Subject Stock, upon the terms and subject to the conditions of the proposed Sale as set forth in the Tag-Along Notice. The Tag-Along Offer may be accepted in whole or in part at the option of each of the Stockholders. Acceptance of a Tag-Along Offer, in whole or in part, shall be made by delivery of a written notice (a "Tag-Along Acceptance Notice") to the Tag-Along Offeror within 15 days after receipt of the Tag-Along Notice (the "Tag-Along Offer Period"), setting forth the maximum number of shares of Stock that such Stockholder elects to Sell pursuant thereto (such number of shares being referred to herein as the "Specified Tag-Along Shares" with respect to each

Tag-Along Acceptance Notice, and the "Aggregate Specified Tag-Along Shares" with respect to all of the Tag-Along Acceptance Notices taken together).

                 (b) In the event that the Aggregate Specified Tag-Along Shares exceed the number of shares of Tag-Along Subject Stock, each Stockholder (including the Selling Stockholder and each Other Stockholder who delivers a Tag-Along Acceptance Notice) shall be entitled to Sell Stock to the Tag-Along Offeror pursuant to this Section 3.3, as follows: (i) First, each Stockholder shall be entitled to Sell a number of shares of Stock equal to the lesser of the number of such Stockholder's Specified Tag-Along Shares or such Stockholder's Proportionate Percentage of Tag-Along Subject Stock; (ii) Second, if any Tag-Along Subject Stock remains unallocated ("Remaining Tag-Along Shares"), each Stockholder whose number of Specified Tag-Along Shares exceeded the number of shares of Stock Sold pursuant to (i) above (the amount of such excess being referred to herein as the "Excess Tag-Along Amount") (each, a "Remaining Tag-Along Stockholder") shall be entitled to Sell to the Tag-Along Offeror a number of shares of Stock equal to the lesser of the Excess Amount and such Remaining Tag-Along Stockholder's Proportionate Percentage (treating only Remaining Tag-Along Stockholders as Stockholders for these purposes) of the Remaining Tag Along Shares; and (iii) Third, the process set forth in
(ii) above shall be repeated with respect to any Tag-Along Stock not sold to the Tag-Along Offeror, until all specified Tag-Along Shares are so Sold.

                 (c) No Other Stockholder who delivers an Acceptance Notice with respect to a proposed Sale of Stock by a Selling Stockholder shall have the right to deliver a Tag-Along Acceptance Notice with respect to such proposed Sale of Stock.

                 (d) The requirements of this Section 3.3 shall not apply to
(i) any Sale of Stock by a Stockholder to an Affiliate of such Stockholder,
(ii) any Sale of Stock which is a Public Sale or (iii) a Company Sale pursuant to Section 4.

            3.4. Procedures.

                (a) All Sales of Subject Stock to Other Stockholders pursuant to an Offer Notice, or of Tag-Along Subject Stock to a Tag-Along Offeror pursuant to a Tag-Along Notice, shall be consummated on the later of (i) a mutually satisfactory business day within 30 days after the expiration of the Acceptance Period or the Tag-Along Acceptance Period, as the case may be, or
(ii) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of all other necessary governmental approvals, including, without limitation, insurance regulatory approvals, applicable to such Sale, or at such other time and/or place as the parties to such Sale may agree. The delivery of certificates or other instruments evidencing such Subject

Stock, or Tag-Along Subject Stock, as the case may be, duly endorsed for transfer, shall be made on such date against payment of the purchase price for such Stock.

                 (b) If a Selling Stockholder sells Subject Stock during the Sale Period, or sells Tag-Along Subject Stock to a Tag-Along Offeror, the Selling Stockholder shall promptly notify the Other Stockholders, as to (i) the number of shares of Stock, if any, that the Selling Stockholder owns after such Sale, (ii) the number of shares of Stock that the Selling Stockholder has Sold, (iii) the terms of such Sale and (iv) the name of the owner(s) of any shares of Stock Sold.

                 (c) In the event that Subject Stock is not Sold by the Selling Stockholder during the Sale Period, the right of the Selling Stockholder to Sell such unsold Stock shall expire and the obligations of Section 3.2 shall be reinstated upon expiration of the Sale Period.

        3.5. Transferees. Any transferee of Stock (other than a transferee pursuant to a Public Sale or a Company Sale) who is not (immediately prior to the time of such transfer) a Stockholder shall, upon consummation of, and as a condition to, such Sale, (A) execute, and agree to be bound by the terms of, this Agreement and shall thereafter be listed as a party on Schedule A hereto and deemed a Stockholder for purposes of this Agreement and (B) execute and deliver a certificate, in form and substance reasonably satisfactory to the Company, to the effect that (i) such Person is purchasing the Stock for its own account, for investment and not with a view to the distribution thereof and
(ii) such Sale is otherwise being made in compliance with all applicable federal and state laws (including, without limitation, federal and state securities laws and "blue sky" laws). Upon the Sale by GSCP of all of its Stock, any transferees thereof (to the extent the rights are assigned by GSCP) shall have all of the rights of GSCP under this Agreement, but excluding (x) the right pursuant to Section 2.2(b) to designate or remove the Chief Operating Officer of the Company and (y) the right pursuant to Section 2.1(f) to designate the Chairman of the Board.

        SECTION 4. Company Sale. Notwithstanding any other provision of this Agreement, in the event that (i) the Termination Date has not occurred within five years from the date hereof, (ii) an Acceleration Event occurs or (iii) Mr. Alan G. Symons ceases to be employed as the Chief Executive Officer of the Company for any reason whatsoever, GSCP shall have the right to provide to SIG, at any time or from time to time thereafter, a written notice (a "Company Sale Notice"), which shall state GSCP's intention to seek to effect a Company Sale and shall offer to SIG the opportunity to provide to GSCP, within 30 days after receipt of the Company Sale Notice, a written notice (a "SIG Purchase Notice") to the effect that SIG wishes to acquire or combine with the Company in a Company Sale transaction. The SIG Purchase Notice shall include the proposed purchase price and other material terms and conditions of the Company Sale being proposed by SIG, with such specificity as is necessary for GSCP, in its reasonable discretion, to be able to compare such terms and conditions with those which may be proposed by other potential bidders. After delivery of a Company Sale Notice, GSCP may conduct such sale process to seek to effect a Company Sale as GSCP shall determine in its sole discretion, and GSCP is hereby authorized to execute on behalf of the Company and the Stockholders an agreement with respect to any Company Sale which contains terms and conditions acceptable to GSCP in its sole discretion (any such agreement being referred to herein as the "Company Sale Agreement"); provided, however, that (i) for a period of 180 days after receipt of a SIG Purchase Notice, GSCP may not effect a Company Sale with any Person on terms which, in the aggregate, are less favorable to the Stockholders than the terms set forth in the SIG Purchase Notice, (ii) any Company Sale effected by GSCP must provide that each Stockholder will receive the same consideration per share of Stock owned by it, and (iii) GSCP may not effect a Company Sale pursuant to which the Company will be acquired by or combined with any Affiliate of GSCP. Upon delivery of a SIG Purchase Notice, SIG will be obligated to effect a Company Sale on the terms and conditions set forth therein if, within 90 days after delivery of the SIG Purchase Notice, GSCP accepts such terms and conditions by written notice to SIG.

     SECTION 5. Representations and Warranties. Each party hereto represents and warrants to the other parties hereto as follows:

                 (i) It has full power and authority to execute, deliver and perform its obligations under this Agreement.

                 (ii) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms.

                 (iii) The execution, delivery and performance of this Agreement by it does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

                 (iv) Except for (i) the approval of the Department of Insurance of the State of Indiana and (ii) expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, no consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.

                (v) It is not a party to any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

        SECTION 6. Miscellaneous.

        6.1. No Inconsistent Agreements; Further Assurances. Neither the Company nor any Stockholder shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof. Each Stockholder agrees to vote all shares of Stock of the Company Beneficially Owned by it (including, without limitation, any shares of Stock of another Stockholder with respect to which it has voting control, whether as a result of a voting trust or otherwise), and to take all necessary action within its control, to cause the provisions of this Agreement to be effected (including, without limitation, voting to approve a Company Sale Agreement and a Company Sale effected by GSCP pursuant to Section
4). Each Stockholder agrees not to vote any Stock, take any action by written consent, or take any other action as a stockholder of the Company, to take or approve any corporate action or transaction by the Company not previously approved by the Board. At any time and from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

        6.2. Legends. Each certificate representing shares of Common Stock shall bear a legend containing the following words:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

                  "IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDER AGREEMENT DATED AS OF HOLDING COMPANY, 1995 BY AND AMONG GGS MANAGEMENT HOLDINGS, INC. AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF GGS MANAGEMENT HOLDINGS, INC."

        The requirement that the above securities legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a "no-action" letter from the staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. The requirement that the above legend regarding the Stockholder Agreement be placed upon certificates evidencing any such securities shall cease and terminate upon the termination of this Agreement. Upon the occurrence of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

        6.3. Termination. This Agreement shall terminate on the Termination Date, except with respect to the Company's obligations pursuant to Section 2.1(g), which shall terminate pursuant to its terms.

        6.4. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

        6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the United States of America located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                 6.6. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. No Stockholder shall have the right to assign its rights and obligations under this Agreement without the consent of the other Stockholders; provided, however, that GSCP may assign its rights and obligations hereunder, in whole or in part, to any Affiliate of GSCP. Upon any permitted assignment, such assignee shall have and be able to exercise all rights of the assigning Stockholder, to the extent so assigned.

                 6.7. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                 (i)  if to the Company, to:

                      GGS MANAGEMENT HOLDINGS, INC.
                      c/o Symons International Group, Inc.
                      4720 Kingsway Drive
                      Indianapolis, Indiana  46205
                      Telecopy:  (317) 259-6395
                      Attention:  Mr. Alan G. Symons

                      with copies to each of GSCP, SIG and Goran.

               (ii)   if to GSCP, to:

                      GS Capital Partners II, L.P.
                      85 Broad Street
                      New York, New York  10004
                      Telecopy:  (212) 902-3000
                      Attention:  Mr. Michael A. Pruzan

                      with a copy to:

                      Fried, Frank, Harris, Shriver & Jacobson
                      One New York Plaza
                      New York, New York  10004
                      Telecopy:  (212) 859-8585
                      Attention:  Gail Weinstein, Esq.

               (iii)  if to SIG or Goran, to:

                      Goran Capital Inc.
                      Symons International Group, Inc.
                      4720 Kingsway Drive
                      Indianapolis, Indiana  46205
                      Telecopy:  (317) 259-6395
                      Attention:  David L. Bates, Esq.


All such notices, requests, consents and other communications shall be deemed to have been given when received.

                6.8. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, only pursuant to the written consent of the Company, GSCP and SIG.

                6.9. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                6.10. Remedies. Without intending to limit the remedies available to any party hereto, each party (i) acknowledges that breach of this Agreement will result in irreparable harm for which there is no adequate remedy at law, and (ii) agrees that any party seeking to enforce this Agreement shall be entitled to injunctive relief or other equitable remedies upon any such breach.

               6.11. No Third Party Beneficiaries. Nothing in this Agreement is intended to or shall create any third party beneficiary rights in any person or entity (other than the GSCP Designees and the Goran Designees under Section 2.1(h)).

                6.12. Guarantee. Goran hereby guarantees all of the representations and warranties, covenants, agreements, commitments and obligations of SIG hereunder.

                6.13. Entire Agreement. This Agreement, the Stock Purchase Agreement and the Ancillary Agreements (and the other writings referred to herein or therein or delivered pursuant hereto or thereto which form a part hereof or thereof) contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

               6.14. Newsub. The parties agree that they will cause a Stockholder Agreement by and between GGS Management, Inc. and the Company to be entered into promptly after the date hereof, substantially in the form of this Agreement, but with GGS Management, Inc. substituted for the Company.

               6.15. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  GGS MANAGEMENT HOLDINGS, INC.

                                  By: /s/ Alan G. Symons
                                     ------------------------------------
                                     Name: Alan G. Symons
                                     Title: President



                                  GS CAPITAL PARTNERS II, L.P.
                                  By:  GS Advisors, L.P., its general partner
                                     By:  GS Advisors, Inc., its general partner

                                  By: /s/ Terence M. O'Toole
                                     ------------------------------------
                                     Name: Terence M. O'Toole
                                     Title: Vice President



                                  SYMONS INTERNATIONAL GROUP, INC.


                                  By: /s/ Alan G. Symons
                                     ------------------------------------
                                     Name: Alan G. Symons
                                     Title: Chief Executive Officer


                                  GORAN CAPITAL INC.


                                  By: /s/ Alan G. Symons
                                     ------------------------------------
                                     Name: Alan G. Symons
                                     Title: President

                                   SCHEDULE A